UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1/A
Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONTINENTAL ALLOY WHEEL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	N/A	27-4510216
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6770 – Blank Checks	0001511800
(Standard Industrial	(Central Index Key)
Classification)
c/o Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
 (Address of principal executive offices, including zip code)

(202) 973-0186
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

With a copy to:
Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
Do not check if smaller reporting company

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-173038) of Continental Alloy Wheel Corporation is filed for the purpose of amending the following exhibits to the Registration Statement:  Exhibit 5.1 (Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered); Exhibit 23.2 (Consent of the law firm of Befumo & Schaeffer, PLLC); and Exhibit 99.1(b) (Subscription Agreement).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by CONTINENTAL ALLOY WHEEL in connection with the sale of the common stock being registered. Our president, Andrew Befumo, has agreed to pay all costs and expenses in connection with this Offering of common stock. The estimated expenses of issuance and distribution, assuming the proceeds are raised, are set forth below.

Legal and Professional Fees	$1500
Accounting Fees	3500
Total	$5,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Continental Alloy Wheel Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. CONTINENTAL ALLOY WHEEL CORPORATION indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Continental Alloy Wheel Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been our director, officer, employee or agent or is or was serving at our request as our director, officer, employee or agent, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. We shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On December 28, 2010, Andrew J. Befumo, our officer and director, paid $289 for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services.  He was also issued 10,000,000 shares of common stock of the Company, par value $0.001 per share, for $1,000 cash.

At the time of the issuance, Andrew J. Befumo was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Continental Alloy Wheel Corporation claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. We believe that the exemption from registration for these sales under Section 4(2) was available because:

· Andrew J. Befumo is our executive officer and thus had fair access to all material information about us before investing;

· There was no general advertising or solicitation; and

· The shares bear a restrictive transfer legend.

· All shares issued to Andrew J. Befumo.

· The price of the common stock issued to Andrew J. Befumo was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, we were recently formed or in the process of being formed and possessed no assets.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1	Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered.
10.1*	Lockup Agreement
23.1*	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2	Consent of the law firm of Befumo & Schaeffer, PLLC
99.1(a)*	Trust Agreement
99.1(b)	Subscription Agreement

* Previously filed

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the Offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a. The undersigned Registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on February 13, 2012.

CONTINENTAL ALLOY WHEEL CORPORATION
(Registrant)

By: /s/ Andrew J. Befumo
Andrew J. Befumo, President, Director, Principal Accounting Officer, Principal Financial Officer,
Chief Executive Officer, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Andrew J. Befumo
Andrew J. Befumo, President, Director, Principal Accounting Officer, Principal Financial Officer,
Chief Executive Officer, Secretary, and Treasurer

February 13, 2012